UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2018

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604-1547

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2018, Syneos Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) and the selling stockholders named therein (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 6,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Underwriter at a price of $49.73 per share.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-208286), including a prospectus supplement dated August 6, 2018 to the prospectus contained therein dated December 1, 2015, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended. The sale of the Common Stock is expected to close on August 9, 2018.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 6, 2018, by and among Syneos Health, Inc., the selling stockholders named therein and Morgan Stanley & Co. LLC.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: August 8, 2018	/s/ Purvesh D. Patel
	Name:	Purvesh D. Patel
	Title:	Executive Vice President, Interim General Counsel and Corporate Secretary